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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2004

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
FULL NAME OF SUBSIDIARY                                    PLACE OF INCORPORATION
-----------------------                                    ----------------------
CALIFORNIA INDEMNITY INSURANCE COMPANY                     CALIFORNIA, USA
ESURANCE , INC.                                            DELAWARE, USA
ESURANCE HOLDINGS INC.                                     DELAWARE, USA
ESURANCE INSURANCE COMPANY                                 OKLAHOMA, USA
FOLKSAMERICA HOLDING COMPANY, INC.                         NEW YORK, USA
FOLKSAMERICA REINSURANCE COMPANY                           NEW YORK, USA
FUND AMERICAN COMPANIES, INC.                              DELAWARE, USA
FUND AMERICAN ENTERPRISES HOLDINGS, INC.                   DELAWARE, USA
FUND AMERICAN FINANCIAL SERVICES, INC.                     DELAWARE, USA
FUND AMERICAN HOLDINGS AB                                  SWEDEN
FUND AMERICAN REINSURANCE COMPANY, LTD.                    BERMUDA
HOMELAND CENTRAL INSURANCE COMPANY                         IOWA, USA
HOMELAND INSURANCE COMPANY OF NEW YORK                     NEW YORK, USA
NATIONAL FARMERS UNION PROPERTY AND CASUALTY COMPANY       COLORADO, USA
ONEBEACON AMERICA INSURANCE COMPANY                        MASSACHUSETTS, USA
ONEBEACON INSURANCE COMPANY                                PENNSYLVANIA, USA
ONEBEACON INSURANCE GROUP LLC                              DELAWARE, USA
PENNSYLVANIA GENERAL INSURANCE COMPANY                     PENNSYLVANIA, USA
SCANDINAVIAN REINSUANCE COMPANY, LTD.                      BERMUDA
SIRIUS (DENMARK) FORSIKRINGSSELSKAB A/S                    DENMARK
SIRIUS AMERICA INSURANCE COMPANY                           DELAWARE, USA
SIRIUS INSURANCE HOLDINGS AB                               SWEDEN
SIRIUS INTERNATIONAL INSURANCE CORPORATION                 SWEDEN
THE CAMDEN FIRE INSURANCE ASSOCIATION                      NEW JERSEY, USA
THE NORTHERN ASSURANCE COMPANY OF AMERICA                  MASSACHUSETTS, USA
WHITE MOUNTAINS (LUXEMBOURG) SARL                          LUXEMBOURG
WHITE MOUNTAINS ADVISORS LLC                               DELAWARE, USA
WHITE MOUNTAINS FINANCIAL SERVICES (BERMUDA)               BERMUDA
WHITE MOUNTAINS HOLDINGS BERMUDA LTD.                      BERMUDA
WHITE MOUNTAINS INTERNATIONAL S.A.R.L.                     LUXEMBOURG
WHITE MOUNTAINS RE GROUP, LTD.                             BERMUDA
WHITE MOUNTAINS UNDERWRITING (BERMUDA) LIMITED             BERMUDA
WHITE MOUNTAINS UNDERWRITING LIMITED                       IRELAND
WM ASSET MANAGEMENT (BARBADOS) LTD.                        BARBADOS
WM FINANCE (BARBADOS) LTD.                                 BARBADOS

Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.